Exhibit 99.1

VeriFone Comments on Expected Fourth Quarter and Fiscal 2008 Results

SAN JOSE, Calif.--(BUSINESS WIRE)--VeriFone Holdings, Inc. (NYSE: PAY), the global leader in secure electronic payment solutions, said today that based on preliminary financial results, net revenue for the fourth quarter ended October 31, 2008 is expected to be in the range of $244 million to $246 million, or below the range provided as guidance on September 9, 2008. Net revenue for the full fiscal year ended October 31, 2008 is expected to be in the range of $922 million to $924 million.

"Toward the end of the fourth quarter, uncertainty and turmoil in the global economy and financial markets impacted demand for our products across all geographies. We experienced higher-than-expected foreign exchange losses, and the volatility of exchange rates resulted in product costs, expressed in local currencies, adversely moving faster than could be reflected in local-currency pricing," commented Robert R. Dykes, Chief Financial Officer of VeriFone. "We expect a period of uncertainty to persist until financial confidence returns to the market. Accordingly, we are carefully controlling all aspects of our business to minimize expenditures and are making significant reductions in operating expenses."

"We will focus on continuing to provide our customers with industry-leading products and services and making calculated strategic investments for future growth," added Douglas G. Bergeron, Chief Executive Officer of VeriFone. "We remain confident that the key elements of our growth strategy - product upgrades to meet security standards and the need for payment solutions in emerging markets - remain intact despite the recent turmoil."

The company expects non-GAAP net income, per share, for the fourth quarter to be in the range of $0.18 to $0.20. For the full fiscal year 2008, non-GAAP net income per share, is expected to be in the range of $0.73 to $0.75. The company also anticipates that there will be a goodwill impairment charge and is currently performing a valuation in order to determine the amount and timing of such charge.

These expected fourth quarter and fiscal 2008 operating results are preliminary and subject to management completing its closing review procedures.

The management of VeriFone will host a conference call to report VeriFone's financial results for the fourth quarter and fiscal year ended 2008 on December 16, 2008 at 1:30 pm (PST). The conference call will be simultaneously webcast. In addition to a discussion of VeriFone's fourth quarter and fiscal 2008 results, management also intends to provide an update to its fiscal 2009 outlook on this call. To access the live conference call, the dial-in numbers are as follows:

Domestic callers: 800-299-0433

International callers: 617-801-9712

Passcode: 86865635

To access the audio webcast, please go to VeriFone's website (http://ir.verifone.com) at least ten minutes prior to the call to register. The recorded audio webcast will be available on VeriFone's website until December 23, 2008.

A replay of the conference call, which can be accessed by dialing toll-free 888-286-8010, and outside the U.S. by dialing +1-617-801-6888, will be available until December 23, 2008. The access code for the replay is 66033312.

CAUTION CONCERNING FORWARD-LOOKING AND NON-GAAP STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding (i) our expectations for net revenue for the fourth quarter and fiscal 2008, (ii) our belief that the expected shortfall in net revenue is the result of uncertainty and turmoil in the global economy and financial markets affecting demand across all geographies, (iii) our belief that we expect these conditions to persist until financial confidence returns to the market, (iv) our focus on targeting significant reductions in our operating expenses; (v) our focus on serving customers and making calculated strategic investments; (vi) our belief that key elements of our growth strategy remains intact; (vii) our expectations for non-GAAP net income, per share, for the fourth quarter and fiscal 2008; (viii) our expectation for a goodwill impairment charge; as well as (ix) other matters discussed in this press release that are not purely historical data, all of which are forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. These risks and uncertainties include, but are not limited to, final closing review procedures identifying adjustments to the preliminary financial results included in this press release, the ability of management to complete their quarterly closing review procedures in a timely manner, our successful completion of the review of goodwill, our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business, our ability to protect against fraud, the status of our relationship with and condition of third parties upon whom we rely in the conduct of our business, our dependence on a limited number of customers, uncertainties related to the conduct of our business internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, our dependence on a limited number of key employees, short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our payment solution offerings. For a further list and description of such risks and uncertainties, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

This press release includes several Non-GAAP financial measures. Such Non-GAAP measures exclude certain expense that VeriFone believes are the result of either unique or unplanned events including the following: (i) acquisition related integration and restructuring charges; (ii) impairment charges, including unusual charges relating to accounting for inventory and inventory impairment; (iii) prior and post-restatement incremental professional services fees; (iv) unusual legal fees for significant litigation and similar matters and gain or loss on legal settlements, net of related transaction costs; (v) foreign currency translation gains or losses related to income or expenses which are excluded in the non-GAAP financial measures and intercompany gains and losses (vi) the income tax effect on VeriFone's financial statements of excluding items related to our non-GAAP financial measures and changes in the valuation allowance of deferred tax assets. The exclusion with respect to unusual charges relating to accounting for inventory and inventory impairment did not arise until after, and therefore is not reflected in, our prior Non-GAAP financial guidance issued in September 2008. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and may therefore differ from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures do not reflect all amounts and costs, such as employee stock-based compensation costs, cash that may be expended for future capital expenditures or contractual commitments, working capital needs, cash used to service interest or principal payments on VeriFone's debt, income taxes and the related cash requirements, and restructuring charges, associated with VeriFone's results of operations as determined in accordance with GAAP.

About VeriFone Holdings, Inc. (www.verifone.com)

VeriFone Holdings, Inc. ("VeriFone") (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets. VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.

Additional Resources:

Investor Contact:

William Nettles - Vice President ,Corporate Development & IR

Tel: 408-232-7979

Email: ir@verifone.com

http://ir.verifone.com/phoenix.zhtml?c=187628&p=irol-irhome

Editorial Contact:

Pete Bartolik

VeriFone, Inc.

Tel: 508-283-4112

Email: pete_bartolik@verifone.com